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                                                                     EXHIBIT 5.1


                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                 TELEPHONE 214-740-8000; FACSIMILE 214-740-8800

                                  JUNE 5, 2000

3dfx Interactive, Inc.
4435 Fortran Drive
San Jose, CA 95134

     RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 filed by you with the Securities Exchange Commission (the "Commission") on June 5, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 15,037,810 shares of your Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement/prospectus/information statement, constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       LOCKE LIDDELL & SAPP LLP

                                       By: /s/ John B. McKnight
                                          -----------------------------
                                          John B. McKnight